POWER OF ATTORNEY

        Know all by these presents, that the undersigned hereby
constitutes and appoints each of Timothy A. Dawson, Michael D.
Castleberry, Delores McMillin, Robert L. Holladay, Jr., Mary
J. Kimbrough and Kelly Simoneaux, as the undersigned's true
and lawful attorney-in-fact to:
(1) prepare, execute in the undersigned's name and on the
undersigned's behalf, and submit to the U.S. Securities and
Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the
Securities Exchange Act of 1934 or any rule or regulation of the SEC;
(2) execute for and on behalf of the undersigned, in the undersigned's capacity as a 10% holder of CAl-Maine Foods, Inc. ("Cal-Maine"), Forms
3, 4, and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder; (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the United States Securities
Exchange Commission and any stock exchange or similar authority;
and (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and
powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying
and confirming all that such attorneys-in-fact, or any such
attorney-in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and
the rights and powers herein granted.  The undersigned
acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not
assuming, nor is Cal-Maine assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934. This Power of Attorney shall remain in full force and effect until the undersigned is no longer
required to file Forms 3, 4 and 5 with respect to the
undersigned's holdings of and transactions in securities
issued by Cal-Maine, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power
of Attorney to be executed as of this 16th day of December, 2015.

 /s/ Mary Letitia Callender Hughes
            MARY LETITIA CALLENDER HUGHES